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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

         Current Report Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8,
2003



                          KAMAN CORPORATION
         (Exact name of issuer as specified in its charter)





Connecticut                      0-1093           06-0613548
(State or other jurisdictions    (Commission      (I.R.S.
of Incorporation)                File Number)     Employer
                                                  Identification
                                                  No.)




                       1332 Blue Hills Avenue
                        Bloomfield, CT 06002
              (Address of principal executive offices)

       Registrant's telephone number, including area code:
                           (860)243-7100

                           Not Applicable
    (Former name or former address, if changed since last report)











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Item 5.  Other Events


       The Company issued a press release dated September 8, 2003 announcing that it has signed an agreement to acquire Industrial Supplies, Inc. ("ISI"), an Alabama corporation located in Birmingham, Alabama. ISI was founded in 1946 and is a distributor of a wide variety of bearing, conveyor, electrical, fluid power and power transmission components used by manufacturing, mining, steel, lumber, pulp and paper, food and other industries. In addition to its Birmingham facilities, ISI has branches in Montgomery, Decatur and Muscle Shoals, Alabama, and in Pensacola, Florida. The company has annual sales of approximately $28.0 million and employs about 100 people. Terms of the agreement are not being disclosed.



Item 7. Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.
        Not Applicable.

(b)     Pro Forma Financial Information.
        Not Applicable.

(c)     Exhibits.

        The following document is filed as an Exhibit to this
        Report:

        Exhibit 99 - Press Release of the Company, dated
        September 8, 2003.




















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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.


                                 KAMAN CORPORATION


                                 /s/Robert M. Garneau
                                 Executive Vice President
                                 and Chief Financial
                                 Officer



Dated: September 8, 2003

































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                            EXHIBIT INDEX




   Exhibit          Description

     99             Press Release of the Company, dated
                    September 8, 2003












































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